UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2012 (January 18, 2012)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On January 18, 2012, on the recommendation of the Nominating and Governance Committee of the Board of American DG Energy Inc., or the Registrant, in order to fill a vacancy, the Board of Directors of the Registrant appointed Christine M. Klaskin as a member of the Registrant’s Board of Directors and as a member of the Audit Committee. Ms. Klaskin shall hold such position until the next annual meeting of the stockholders of the Registrant or until her successor shall have been duly elected and qualified.

Christine M. Klaskin, 46, is the Vice President, Finance of Agenus Inc., a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, since 2006. Ms. Klaskin joined Agenus Inc. in 2000 and served in various finance positions. From 1987 to 1996, she was audit manager of Arthur Andersen LLP. Ms. Klaskin received a Bachelor of Accountancy from The George Washington University.

Registrant’s Board of Directors has determined that Ms. Klaskin’s prior experience in senior operating positions at various companies, where she demonstrated leadership capability and garnered extensive expertise involving complex financial matters qualify her to be a member of the Board of Directors in light of Registrant’s business and structure.

Ms. Klaskin will receive a fee of $500 per day for her service as a member of the Board of Directors and $500 per day for her service as a member of the Audit Committee of the Registrant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2012	AMERICAN DG ENERGY INC.

By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

3